Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Estrella Immunopharma, Inc. on Form S-3 of our report dated October 5, 2023, except for the sixth paragraph of Note 3, as to which the date is September 26, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Estrella Biopharma, Inc. (now known as Estrella Immunopharma, Inc.) as of June 30, 2023 and for the year ended June 30, 2023 appearing in the Annual Report on Form 10-K of Estrella Immunopharma, Inc. for the year ended June 30, 2024. We were dismissed as auditors on January 30, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Costa Mesa, CA

December 11, 2024